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                                                                     EXHIBIT 5.1

                                   May 4, 2000


                             Snow Becker Krauss P.C.
                                605 Third Avenue
                          New York, New York 10158-0125






Surge Components, Inc.
1016 Grand Avenue
Deer Park, New York 11729

Ladies and Gentlemen:

         You have requested our opinion with respect to the offer and sale by Surge Components, Inc., a New York corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-4 (No. 333-32790) under the Securities Act of 1933, as amended (the "Act"), of 4,980,000 shares (as of May 4, 2000) of Class A Common Stock into which the existing and outstanding Common Stock will be converted, giving effect to the exercise of outstanding options and warrants prior to Effective Date, 35,124,334 shares of Class B Common Stock, and 3,479,600 Class B Common Stock Purchase Warrants (the "Securities").

         We have examined original, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

         It is our opinion that the Company has been duly organized, is validly existing, and is in good standing under the laws of the State of New York. And that Superus Holdings, Inc. has been duly organized, is validly existing, and is in good standing under the laws of the State of Delaware. Based on the foregoing, it is our opinion that the 4,980,000 shares of Class A Common Stock and the 35,124,334 shares of Class B Common Stock included in the Registration Statement have been duly authorized an validly issued and either are, or were issued and paid for, will be fully paid and nonassessable and that the 3,479,600 Class B Warrants have been duly authorized and issued.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                            Very truly yours,



                                            SNOW BECKER KRAUSS P.C.